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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To USA Waste Services, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 22, 1993 on Envirofil, Inc. included in the USA Waste Services, Inc.'s previously filed Amendment No. 2 to the Registration Statement on Form S-4 (File No. 33-59259) and our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies incorporated by reference in the USA Waste Services, Inc.'s previously filed Amendment No. 2 to the Registration Statement on Form S-4 (File No. 33-59259).

                                            ARTHUR ANDERSEN LLP

Philadelphia, PA
September 11, 1995